   Exhibit 10.1

● Warrants	Warrant Certificate No. ●

GEOGLOBAL RESOURCES INC.

(Incorporated under the laws of Delaware)

This is to certify to _____________________________________, the registered holder of the above Warrant Certificate (the “Warrant”), that the Expiry Time of the Warrant has been extended to 5:00p.m. (Toronto time) on June 20, 2009.  In all other respects the Warrant remains in full force and effect in accordance with the terms set forth therein.  All terms used herein as defined terms shall be defined as appears in the Warrant unless otherwise defined herein.

IN WITNESS WHEREOF the Corporation has caused this Certification to be signed by its duly authorized officer.

DATED as of the 9th day of September, 2007.

GEOGLOBAL RESOURCES INC.
Per:
Name: Allan J. Kent
Title: Executive Vice President and Chief Financial Officer